 As filed with the Securities and Exchange Commission on September 2, 1999

                                                 Registration No. 333-85359

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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               ----------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                               ----------------

                              E-STAMP CORPORATION
             (Exact name of Registrant as specified in its charter)

                               ----------------

    Delaware                  5961                       76-0518568
(State or other   (Primary Standard Industrial        (I.R.S. Employer
jurisdiction of    Classification Code Number)     Identification Number)
incorporation or
 organization)

                          2855 Campus Drive, Suite 100
                          San Mateo, California 94403
                                 (650) 554-8454
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               ----------------

                                ROBERT H. EWALD
                     President and Chief Executive Officer
                          2855 Campus Drive, Suite 100
                          San Mateo, California 94403
                                 (650) 554-8454
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                                   Copies to:

         DAVID J. SEGRE                        MICHAEL J. HALLORAN
      MICHELLE L. WHIPKEY                        JAMES P. CLOUGH
       MARK D. BEARIAULT                        PATRICK J. DEVINE
Wilson Sonsini Goodrich & Rosati                 JAMES J. MASETTI
    Professional Corporation              Pillsbury Madison & Sutro LLP
       650 Page Mill Road                      2550 Hanover Street
  Palo Alto, California 94304              Palo Alto, California 94304
         (650) 493-9300                           (650) 233-4500

                               ----------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]












                               ----------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

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


                             EXPLANATORY NOTE

   The purpose of this Amendment No. 1 is solely to file certain exhibits to the Registration Statement as set forth below as in Item 16(a) of Part II.

Item 16. Exhibits and Financial Statement Schedules

   (a) Exhibits

 Exhibit
 Number
 -------
  1.1**  Form of Underwriting Agreement.
  3.1**  Certificate of Incorporation of the Registrant.
  3.2**  Bylaws of the Registrant.
  3.3*   Form of Amended and Restated Certificate of Incorporation of
         Registrant.
  3.4*   Form of Amended and Restated Bylaws of Registrant.
  3.5**  Certificates of Designation of Registrant relating to Series A
         Preferred Stock.
  3.6**  Certificates of Designation of Registrant relating to Series B
         Preferred Stock.
  3.7**  Certificate of Designation of Registrant relating to Series C
         Preferred Stock.
  4.1*   Specimen Common Stock Certificate.
  5.1*   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
 10.1**  Form of Indemnification Agreement between the Registrant and each of its directors and officers.
 10.2**  1999 Stock Plan and form of agreements thereunder.
 10.3**  1999 Employee Stock Purchase Plan and form of agreements thereunder.
 10.4**  1999 Director Option Plan and form of agreements thereunder.
 10.5**  1996 Stock Option and Restricted Stock Plan.
 10.6**  1996 Non-Employee Director Stock Option Plan.
 10.7**  Second Amended and Restated Investors Rights Agreement.
 10.8    Employment Agreement, dated March 29, 1996, between Registrant and
         Nicole Ward (Eagan).
 10.9    Employment Agreement, dated May 13, 1996, between Registrant and
         Martin Pagel.
 10.10   Employment Agreement, dated July 27, 1996, between Registrant and
         Thomas Reinemer.
 10.11   Promissory Note, dated May 30, 1999, between Registrant and Robert H.
         Ewald.
 10.12   Crypto iButton Service Provider Agreement dated August 21, 1998, between Registrant and Dallas Semiconductor Corporation.
 10.13+  Premium Partner Website Marketing Agreement dated July 1, 1999, between Registrant and Microsoft Corporation.
 10.14+  America Online Strategic Marketing Agreement dated November 13, 1998, between Registrant and America Online.
 10.15+  Turnkey/Inventory Agreement dated June 1, 1999, between Registrant and
         Modus Media International.
 10.16*  Agreement for Services dated June 27, 1997 between Registrant and
         Pilot Network Services, Inc.
 10.17   Sublease Agreement dated February 2, 1999 between the Registrant and
         Electronics for Imaging, Inc.
 23.1*   Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
         (see Exhibit 5.1).
 23.2**  Consent of Ernst & Young LLP, Independent Auditors.
 23.3**  Consent of Howrey & Simon.
 24.1**  Power of Attorney.
 27.1**  Financial Data Schedules.

---------------------
 * To be filed by amendment.

** Previously filed.

+ The registrant is seeking confidential treatment of certain portions of this exhibit from the Commission. The omitted portions have been filed separately with the Commission.

   (b) Financial Statement Schedules

   Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on the 2nd day of September, 1999.

                                          E-STAMP CORPORATION

                                                    /s/ Robert H. Ewald
                                          By: _________________________________
                                                      Robert H. Ewald
                                               President and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

             Signature                           Title                   Date
             ---------                           -----                   ----

        /s/ Robert H. Ewald          President, Chief Executive     September 2, 1999
____________________________________  Officer and Director
          Robert H. Ewald             (Principal Executive
                                      Officer)

     /s/ Anthony H. Lewis, Jr.       Vice President and Chief       September 2, 1999
____________________________________  Financial Officer
       Anthony H. Lewis, Jr.          (Principal Financial and
                                      Accounting Officer)

                 *                   Chairman of the Board          September 2, 1999
____________________________________
         Marcelo A. Gumucio

                 *                   Director                       September 2, 1999
____________________________________
           John V. Balen

                 *                   Director                       September 2, 1999
____________________________________
          Thomas L. Rosch

                 *                   Director                       September 2, 1999
____________________________________
         Gregory S. Stanger

                 *                   Director                       September 2, 1999
____________________________________
            Adam Wagner


*By:     /s/ Robert H. Ewald
     -------------------------------
             Robert H. Ewald
             Attorney-in-Fact

 Exhibit
 Number
 -------
  1.1**  Form of Underwriting Agreement.
  3.1**  Certificate of Incorporation of the Registrant.
  3.2**  Bylaws of the Registrant.
  3.3*   Form of Amended and Restated Certificate of Incorporation of
         Registrant.
  3.4*   Form of Amended and Restated Bylaws of Registrant.
  3.5**  Certificates of Designation of Registrant relating to Series A
         Preferred Stock.
  3.6**  Certificates of Designation of Registrant relating to Series B
         Preferred Stock.
  3.7**  Certificate of Designation of Registrant relating to Series C
         Preferred Stock.
  4.1*   Specimen Common Stock Certificate.
  5.1*   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
 10.1**  Form of Indemnification Agreement between the Registrant and each of its directors and officers.
 10.2**  1999 Stock Plan and form of agreements thereunder.
 10.3**  1999 Employee Stock Purchase Plan and form of agreements thereunder.
 10.4**  1999 Director Option Plan and form of agreements thereunder.
 10.5**  1996 Stock Option and Restricted Stock Plan.
 10.6**  1996 Non-Employee Director Stock Option Plan.
 10.7**  Second Amended and Restated Investors Rights Agreement.
 10.8    Employment Agreement, dated March 29, 1996, between Registrant and
         Nicole Ward (Eagan).
 10.9    Employment Agreement, dated May 13, 1996, between Registrant and
         Martin Pagel.
 10.10   Employment Agreement, dated July 27, 1996, between Registrant and
         Thomas Reinemer.
 10.11   Promissory Note, dated May 30, 1999, between Registrant and Robert H.
         Ewald.
 10.12   Crypto iButton Service Provider Agreement dated August 21, 1998, between Registrant and Dallas Semiconductor Corporation.
 10.13+  Premium Partner Website Marketing Agreement dated July 1, 1999, between Registrant and Microsoft Corporation.
 10.14+  America Online Strategic Marketing Agreement dated November 13, 1998, between Registrant and America Online.
 10.15+  Turnkey/Inventory Agreement dated June 1, 1999, between Registrant and
         Modus Media International.
 10.16*  Agreement for Services dated June 27, 1997 between Registrant and
         Pilot Network Services, Inc.
 10.17   Sublease Agreement dated February 2, 1999 between the Registrant and
         Electronics for Imaging, Inc.
 23.1*   Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
         (see Exhibit 5.1).
 23.2**  Consent of Ernst & Young LLP, Independent Auditors.
 23.3**  Consent of Howrey & Simon.
 24.1**  Power of Attorney.
 27.1**  Financial Data Schedules.

---------------------
*  To be filed by amendment.

** Previously filed.

+ The registrant is seeking confidential treatment of certain portions of this exhibit from the Commission. The omitted portions have been filed separately with the Commission.